UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☐	Definitive Proxy Statement

☒	Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communications were made by TEGNA Inc. (“TEGNA”) in connection with the proposed acquisition of TEGNA by Nextstar Media Group, Inc. (“Nexstar”).

Employee Email

The following communication was sent by the President and Chief Executive Officer of TEGNA to employees of TEGNA on August 19, 2025.

Team –

Moments ago, we officially shared some exciting news: we have entered into an agreement to create a new combined company with Nexstar – a move I believe will accelerate our mission to build a sustainable future for local news for generations to come.

As we’ve discussed this past year, our fight to secure the future of local news – and win against Big Tech – is built on three core pillars:

1.	Winning local with leading local journalism and sales execution.
2.	Supercharging our newsrooms with the tools to better serve our communities.
3.	Reaching and monetizing audiences everywhere with indispensable digital products across every screen.

I’m proud of your relentless execution of our strategy, and our record-breaking growth in streaming audiences and revenue is proof that it is working. I've always said we’d consider M&A if it could expedite our ability to deploy our digital transformation at scale. That’s exactly why we engaged with Nexstar – this is the right opportunity at the right time.

Many of you know Perry Sook, Nexstar’s CEO & Chairman. Perry is a true industry legend – a visionary who built Nexstar station-by-station into the powerhouse it is today. His leadership has reshaped our industry and ensured its financial viability, from pioneering retrans fees to expanding local news nationwide. Perry is a firm believer that best-in-class local journalism is the key to winning audiences and fueling growth – a belief we share completely.

One of our priorities in exploring any transformative deal was ensuring we weren’t taking on heavy debt. By bringing together TEGNA and Nexstar, we’re uniting two of the strongest balance sheets in the business. In today’s competitive environment, this positions us to forge ahead on journalistic excellence and invest in innovation, all to keep local news strong and widely accessible with great financial strength and resilience.

So, what happens next? Today’s announcement is just the first step in the regulatory approval process. So, for now, nothing changes – we keep doing what we do best: executing our strategy and OKRs, winning audiences, and growing revenue across all platforms. We serve 51 communities that count on us daily for vital news and information, and that work remains our focus. Until the deal closes, we remain two separate companies and must operate as such.

We’ve scheduled an All-Hands meeting for 12 p.m. ET today where I will share more about why we made the decision and cover the questions that are on your mind.

Thank you all again for your ongoing hard work and commitment to our mission. You’ve already accomplished more in the past year than many companies see in a decade, and I’m proud of the way you’ve risen to meet every opportunity. This is a big moment for TEGNA and for local news – I’m excited for what comes next.

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Forward Looking Statements

All statements included herein other than statements of historical fact, may be deemed forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in each of Nexstar and TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of TEGNA’s stockholders), in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TEGNA’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction, (6) risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions and (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. Neither Nexstar nor TEGNA undertake any obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by Nexstar or by TEGNA. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to Nexstar, TEGNA or their respective management teams are intended to identify forward looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, TEGNA will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including TEGNA’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that TEGNA may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to TEGNA’s stockholders for their consideration. Before making any voting decision, TEGNA’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

TEGNA’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about TEGNA, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from TEGNA’s website, https://www.investors.tegna.com.

Participants in the Solicitation

TEGNA and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TEGNA’s directors and executive officers is available in TEGNA’s proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 8, 2025 (the “2025 Annual Meeting Proxy Statement”), and in other documents filed by TEGNA with the SEC.  Please refer to the sections captioned “Director Compensation,” “Executive Compensation” and “Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders” in the 2025 Annual Meeting Proxy Statement.  To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the 2025 Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4s, filed by Lynn B. Trelstad on April 11, 2025, August 4, 2025 and August 7, 2025; Form 4s, filed by Scott K. McCune on May 5, 2025 and May 23, 2025; Form 4s, filed by Catherine Dunleavy on May 5, 2025 and May 23, 2025; Form 4s, filed by Gina L. Bianchini on May 5, 2025 and May 23, 2025; Form 4s, filed by Neal Shapiro on May 5, 2025 and May 23, 2025; Form 4s, filed by Howard D. Elias on May 5, 2025 and May 23, 2025; Form 4s, filed by Stuart J. Epstein on May 5, 2025 and May 23, 2025; Form 4, filed by Karen H. Grimes on May 5, 2025; Form 4s, filed by Denmark West on May 5, 2025 and May 23, 2025; Form 4, filed by Melinda Witmer on May 23, 2025; Form 4, filed by Henry Wadsworth McGee III on May 23, 2025; Form 4, filed by Julie Heskett on June 4, 2025; Form 4, filed by Thomas R. Cox on June 4, 2025; and Form 4, filed by Clifton A. McClelland III on August 7, 2025.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

LinkedIn Post

The following communication was made by TEGNA’s corporate account on LinkedIn on August 19, 2025.

X Post

The following communication was made by TEGNA’s corporate account on X on August 19, 2025.

Employee FAQ

The following communication was posted to an internal TEGNA webpage on August 19, 2025.

TEGNA + Nexstar

FAQS FOR TEGNA EMPLOYEES

1. Why did we create a new combined company with Nexstar?

We believe this opportunity will allow us to further our mission of building a sustainable future for local news for generations to come. In today's fragmented and highly competitive media environment, local broadcasters must continue to invest in journalism and technology to compete with Big Tech and expand beyond our traditional linear TV business.

By bringing together TEGNA and Nexstar, we're uniting two of the strongest financials in the industry. We can forge ahead with journalistic excellence and innovation, all to keep local news strong and widely accessible with great financial strength and resilience.

2. Don't the current FCC regulations prohibit a transaction like this? Won't we be too big?

Under the Trump administration, the FCC has indicated a willingness to re-examine and modernize the antiquated broadcast regulations that were created in a different era – before the Internet, streaming, or mobile phones.

Under those rules, local broadcast companies like Nexstar and TEGNA are locked out of delivering trusted journalism to hundreds of communities across the country, while Big Tech reaches its tentacles deeper into the pockets, purses, and backpacks of Americans everywhere, pursuing ever more views, clicks, and scrolls as it prioritizes engagement over accuracy.

We are committed to working constructively with the Administration, the FCC, and the DOJ to level the playing field, and we look forward to presenting our case to ensure they understand the importance and benefits of this transaction.

3. When do we think the transaction will close?

Pending all approvals, we expect the transaction to close in the second half of 2026.

4. Do Nexstar and TEGNA share a common culture?

Yes. Nexstar and TEGNA are two of the nation's most trusted and award-winning broadcasters, who have been at the forefront of investment and innovation in local news across the country. Over the years, no two companies have done more to

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scale local news and invest in technology to deliver indispensable content and products to the communities they serve.

5. **Is this transaction good for journalism?**
   Our shared interest and established track records are in keeping local news strong, relevant, and widely accessible—preserving local voice and local choice. This transaction creates a company dedicated to local news with greater resources to serve the public interest. Together, our combined companies air more than 450,000 hours of local news and programming annually.

6. **How will this transaction impact my day-to-day?**
   From now until the transaction closes, we are still two separate companies and will continue to operate as such. We will run TEGNA business as usual and focus on performance against our business objectives and strategies.

   Leadership of both companies will drive the integration planning over the coming months and will work in partnership with transparency to best position our combined business for the future.

7. **What will happen to my compensation, benefits, and paid time off?**
   We do not expect any changes to compensation or benefits in 2025, and in 2026, we will follow our regular process for benefits, performance, and salary planning. There are generally, no expected changes to the 2026 plans following closing. In 2027, we will participate in the combined company programs.

8. **Will there be any changes to my 401(k) plan as a result of the acquisition?**
   From now until the transaction closes, we do not anticipate changes to your 401(k) plan. The annual employer match for 2025 will be made on January 20, 2026 in company stock in the ordinary course.

   We expect that the match for the pre-closing portion of the 2026 year will be made immediately prior to the closing of the transaction in the form of cash.

9. **Will there be any organizational changes?**
   Nothing changes in organizational structure today because of this transaction. It's far too early to speculate. Right now, everyone should focus on delivering and performing against their business strategies and goals.

10. **Will stations close in those DMAs where there is overlap?**
    No stations will close. But it is far too early to discuss the details of how we will integrate operations after the close of the transaction.

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11. Will there be layoffs as a result of this transaction?

Until the transaction closes, it will be business as usual for both companies—delivering as you have always done for our viewers, advertisers and the communities we serve. It is important to remember that this transaction is about scaling our ability to provide critical local news and content to communities around the country. In an industry where people make the biggest difference, we look forward to tapping into the best of both organizations to build a new combined company with great talent.

12. What should I do if a customer, supplier, or advertiser asks me about the transaction?

We will be proactively communicating this news to our stakeholders, including our customers, suppliers and third-party stakeholders, to ensure they understand what we are doing and why.

For our teams that work with advertisers and programmers, we will provide guidance to you on how to respond to questions you may receive.

13. What should I do if I am contacted by the media?

Please do not comment and refer all inquiries to [Omitted] at [Omitted]

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Forward Looking Statements

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